Exhibit 10.3

NETFLIX, INC.

AWARD AMENDMENT CONSENT LETTER

[●], [2025] (the “Record Date”)

Dear [Name]:

This Award Amendment Consent Letter (this “Letter”) sets forth amendments to the terms of your outstanding Restricted Stock Units (“RSUs”) and Performance-Based Restricted Stock Units (“PSUs”) that were granted to you by Netflix, Inc., a Delaware Corporation (“Netflix” or the “Company”) under the Netflix, Inc. 2020 Stock Plan, as may be amended from time to time (the “Plan”). Specifically, this Letter applies to your RSUs and PSUs that are listed on Appendix A attached hereto (the “Applicable RSUs” and “Applicable PSUs”, respectively, and collectively, the “Applicable Awards”).

The Applicable RSUs were granted pursuant to one or more Restricted Stock Unit Award Agreement(s) by and between you and the Company and the Applicable PSUs were granted pursuant to one or more Performance-Based Restricted Stock Unit Award Agreement(s) by and between you and the Company, including any exhibits attached thereto (each, an “Award Agreement”).

This Letter constitutes an amendment to the terms and conditions of the Applicable Awards, with such amendment effective in each case as of January 1, 2026 (the “Effective Date”), but contingent on your execution of both (1) this Letter and (2) the consent letter to an amendment to the Netflix, Inc. Executive Officer Severance Plan attached as Appendix B hereto (the “Severance Plan Amendment Consent Letter”), in each case, no later than [insert deadline] (the “Deadline”).

Capitalized terms that are not defined herein shall have the meaning ascribed to them by the applicable Award Agreement, as amended by this Letter.

The purpose of this Letter is to (i) permit the Applicable Awards to continue to vest under certain conditions in connection with your Retirement (as defined below), (ii) expand “Qualifying Termination” to include a termination of your employment for Good Reason (as defined in the Netflix, Inc. Executive Officer Severance Plan, As Amended Effective January 1, 2026, as it may be amended or restated from time to time (the “Severance Plan”)) outside of a Change in Control Protection Period, (iii) offer an additional 12 months of vesting credit for Applicable Awards in connection with a Qualifying Termination, (iv) adjust the related pro-rata vesting of the Applicable Awards in coordination with prong (iii), and (v) condition time-based vesting of the Applicable Awards on your continued status as an Employee (as defined in the 2020 Plan), rather than your continued status as a Service Provider (as defined in the 2020 Plan), in each case, on the terms set forth herein.

Exhibit 10.3

Under the terms of the applicable Award Agreements, modifications that materially impair your rights thereunder may only be made in an express written contract signed by you and the Company. While the Company views the amendment described in prong (v) of the previous paragraph as a clarifying change that aligned with its intent when the Applicable Awards were granted, such change slightly narrows the conditions under which the Applicable Awards can be earned.

Amendment Applicable to All Applicable Awards
●The following new defined terms shall be deemed added to each Award Agreement:

o“Retirement” means Grantee’s status as an Employee is terminated after (i) Grantee has had at least ten (10) years of credited employment with the Company or a Parent or Subsidiary of the Company, (ii) Grantee is at least fifty-five (55) years old as of the date of Retirement, (iii) Grantee provides at least three (3) months’ advance written notice to the Company of Grantee’s Retirement (which notice may be waived at the Administrator’s discretion) and (iv) Grantee is in good standing with the Company as determined by the Committee.
Grantee’s “credited employment” shall include all periods that Grantee was employed with the Company or a Parent or Subsidiary of the Company, regardless of whether there was a break in the Grantee’s service between such periods, but excluding the length of any such break in service period.

o“Retirement Vesting Criteria” means (i) Grantee executes and does not revoke the Release no later than the Release Deadline (with “Release” and “Release Deadline” as defined in the Severance Plan) and (ii) Grantee continues to comply with and does not violate the terms of the restrictive covenants in Section 8 of the Severance Plan and such other covenants and obligations set forth in or incorporated by reference in the Release through the applicable vesting date.

●The term “Qualifying Termination” is amended and restated in its entirety as follows in each Award Agreement applicable to Applicable Awards:

o“Qualifying Termination” means the termination of Grantee’s employment as an Employee (i) at any time by the Company for a reason other than Cause, Grantee’s death or Disability or (ii) by Grantee for Good Reason. A Retirement shall not be a Qualifying Termination.
●The term “Severance Plan” is amended and restated in its entirety as follows in each Award Agreement applicable to Applicable Awards:
o“Severance Plan” means the Company’s Executive Officer Severance Plan, as amended effective January 1, 2026, as it may be amended or restated from time to time.

Exhibit 10.3

oIn each Award Agreement applicable to Applicable Awards, all references to “a Service Provider” shall be deemed to be amended, restated and superseded with the phrase “an Employee”, except (1) the references to “Service Provider” under the heading “No Guarantee of Continued Service or Future Grants” shall remain “Service Provider” and (2) the “Qualifying Termination” definition set forth above in this Letter shall apply.
Amendment Specific to the Applicable RSUs
●The following provision shall be deemed to be added to each Award Agreement for Applicable RSUs:

oIf Grantee’s status as an Employee terminates due to Grantee’s Retirement and the effective date of Grantee’s Retirement is more than twelve (12) months following the date of grant of the Restricted Stock Units, then, subject to Grantee’s satisfaction of the Retirement Vesting Criteria, the Restricted Stock Units that are outstanding immediately prior to such Retirement shall remain outstanding and continue to vest in accordance with the standard vesting schedule that would have been applicable to the Restricted Stock Units absent the termination of Grantee’s status as an Employee and will settle in accordance with the default settlement provision applicable to the Restricted Stock Units. If the Grantee breaches the Retirement Vesting Criteria, following such breach, all outstanding and unvested Restricted Stock Units shall automatically terminate, and such Restricted Stock Units shall be canceled and shall be of no further force and effect. Determination of whether the Grantee has breached the Retirement Vesting Criteria will be made at the sole discretion of the Administrator. This paragraph shall apply regardless of whether Grantee’s Retirement occurs outside of or within a Change in Control Protection Period.

●The following provision shall be deemed to amend, restate and supersede the second paragraph under the heading “B. Forfeiture of Unvested Restricted Stock Units Upon Grantee Ceasing to be a Service Provider” of each Award Agreement for Applicable RSUs and the heading shall be amended, restated and superseded with the heading “B. Forfeiture of Unvested Restricted Stock Units Upon Grantee Ceasing to be an Employee”:

oIf Grantee experiences a Qualifying Termination outside of the Change in Control Protection Period, a number of the Restricted Stock Units equal to the sum of the following shall vest on the date of the Qualifying Termination:
(x) the number of the Restricted Stock Units that would have become vested in accordance with the standard vesting schedule that would have been applicable to the Restricted Stock Units had Grantee remained an Employee through the twelve month anniversary of the Qualifying Termination; and

Exhibit 10.3

(y) the number of Restricted Stock Units equal to the portion that would have vested on the next-applicable vesting date following the date of the first anniversary of the Qualifying Termination (if any) multiplied by a fraction, the numerator of which is the number of days from the most recent vesting date prior to the Qualifying Termination (or, if no vesting date had occurred prior to the date of the Qualifying Termination, the Vesting Commencement Date) through the date of the Qualifying Termination, and the denominator of which is the number of days from the most recent vesting date prior to the Qualifying Termination (or, if no vesting date had occurred prior to the date of the Qualifying Termination, the Vesting Commencement Date) until the next-applicable vesting date following the date of the Qualifying Termination.

In no event shall the number of Restricted Stock Units that vest in connection with the Qualifying Termination exceed the number of Restricted Stock Units that were outstanding and unvested as of immediately prior to the Qualifying Termination. In addition, for the avoidance of doubt, if all of the Restricted Stock Units would have become vested pursuant to the standard vesting schedule that would have been applicable to the Restricted Stock Units had Grantee remained an Employee through the twelve month anniversary of the Qualifying Termination, prong (y) shall equal zero (0). Any of the Restricted Stock Units that vest upon the Qualifying Termination shall settle no later than sixty (60) days following the Qualifying Termination.
Amendment Specific to Applicable PSUs
●The following provision shall be deemed to be added to each Award Agreement applicable to Applicable PSUs, provided that, if the Applicable PSUs were granted to vest over a single three year performance period: (i) “Applicable Performance Period” shall be replaced with “Performance Period” and (ii) the phrase “in accordance with the standard vesting schedule that would have been applicable to the PSUs absent the termination of Grantee’s status as an Employee” shall be disregarded:

oIf Grantee’s status as an Employee terminates due to Grantee’s Retirement and the effective date of Grantee’s Retirement is more than twelve (12) months following the Date of Grant of the PSUs, then, subject to Grantee’s satisfaction of the Retirement Vesting Criteria, the PSUs that are outstanding immediately prior to such Retirement shall remain outstanding and continue to vest in accordance with the standard vesting schedule that would have been applicable to the PSUs absent the termination of Grantee’s status as an Employee, with the number of PSUs that vest determined based on (i) actual performance for the Applicable Performance Period, if there is no Change in Control during the Applicable Performance Period or (ii) CIC Performance, if a Change in Control occurs during the Performance Period, and with settlement to occur no later than sixty (60) days following the last day of the Applicable Performance Period. If the Grantee breaches the Retirement Vesting Criteria, following such breach, all outstanding and unvested PSUs

Exhibit 10.3

shall automatically terminate, and such PSUs shall be canceled and shall be of no further force and effect. Determination of whether the Grantee has breached the Retirement Vesting Criteria will be made at the sole discretion of the Administrator.

●The following unbracketed provision shall be deemed to amend, restate and supersede the fourth paragraph of Section 2 of Exhibit A of each Award Agreement for Applicable PSUs, provided that, if the Applicable PSUs were granted to vest over a single three year performance period: (i) “Applicable Performance Period” shall be replaced with “Performance Period”, (ii) bracketed text in the following bullet shall apply, (iii) the sentence that begins with “The QT Formula should be applied . . .” shall not apply and (iv) references to “tranche” and “for the tranche” shall not apply:

oIf Grantee experiences a Qualifying Termination outside of the Change in Control Protection Period [and the PSUs are outstanding and unvested immediately prior to the Qualifying Termination], a number of PSUs determined in accordance with the following formula (the “QT Formula”) shall vest on the date of the Qualifying Termination. For purposes of the QT Formula, performance shall be deemed achieved based on actual performance as of the date of the Qualifying Termination, calculated as if the Applicable Performance Period ended on the date of the Qualifying Termination and all Performance Goal calculations were performed as of the date of the Qualifying Termination (“Actual QT Performance”). Any of the PSUs that vest upon the Qualifying Termination shall settle no later than sixty (60) days following the Qualifying Termination.

The QT Formula should be applied to each tranche of PSUs that is outstanding and unvested immediately prior to the Qualifying Termination, with the resulting amounts aggregated to arrive at the number of PSUs that vest on the date of the Qualifying Termination.

QT Formula:

●If there are less than or equal to 12 months remaining in the tranche’s Applicable Performance Period from the date of the Qualifying Termination, a number of PSUs equal to the product of (i) the Target PSUs for the tranche and (ii) the Payout Percentage that would apply based on Actual QT Performance.

OR

●If there are more than 12 months remaining in the tranche’s Applicable Performance Period from the date of the Qualifying Termination, a number of PSUs equal to the sum of:

Exhibit 10.3

(i) The product of (x) a fraction, the numerator of which is 12 and the denominator of which is the number of months in the Applicable Performance Period, (y) the Target PSUs for the tranche and (z) the Payout Percentage that would apply based on Actual QT Performance;

AND

(ii) The product of (x) a fraction, the numerator of which is the number of days that elapsed during the Applicable Performance Period through the date of the Qualifying Termination and the denominator of which is the number of days in the Applicable Performance Period, (y) the Target PSUs for the tranche and (z) the Payout Percentage that would apply based on Actual QT Performance.
In no event shall the number of PSUs that vest in connection with the Qualifying Termination exceed the number of PSUs that were outstanding and unvested as of immediately prior to the Qualifying Termination (assuming maximum performance).
Miscellaneous

Except as expressly amended by this Letter, all of the terms of the Award Agreement(s) shall remain in full force and effect. Notwithstanding anything herein to the contrary, if you do not execute each of (1) this Letter and (2) the Severance Plan Amendment Consent Letter prior to the Deadline, this Letter shall have no force and effect with respect to the Applicable Awards.

This Letter does not amend the terms of the Plan or any other Netflix policy or plan or agreement by and between you and Netflix. Netflix’s policies, as may be adopted or amended from time to time, shall continue to be applicable to you. This Letter also does not amend the terms of any of your awards that are not Applicable Awards.

By signing this Letter in the space provided below and returning it to the Company, you hereby acknowledge and agree to the amendments to the Applicable Awards as set forth in this Letter.

(Signature Page Follows)

Exhibit 10.3

Netflix, Inc.

By
Sergio Ezama
Chief Talent Officer
Netflix, Inc.

ACKNOWLEDGED AND AGREED TO:

Your Name (printed)

Your Signature

Date

Exhibit 10.3

Appendix A

Please see below for a summary of [Name]’s Applicable RSUs and Applicable PSUs as of the Record Date:

Grant Date	Form of Award (Applicable RSUs vs Applicable PSUs)	Number of RSUs or PSUs (assuming target performance) Granted on the Grant Date

A-1

Exhibit 10.3

Appendix B
Severance Plan Amendment Consent Letter
Netflix, Inc.

Executive Officer Severance Plan
[•], 2025
[Executive Officer]

Re: Consent Letter to Amendment of the Netflix, Inc. Executive Officer Severance Plan
Dear [Executive Officer]:
The Compensation Committee (the “Committee”) of the Board of Directors of Netflix, Inc., a Delaware corporation (the “Company”) has approved certain amendments (collectively, the “Amendments”) to the Netflix, Inc. Executive Officer Severance Plan (the “Plan”) in consultation with the Committee’s independent compensation consultant, which it intends to become effective on January 1, 2026.
The Company is requesting that you consent to such Amendments by signing this consent letter (the “Severance Plan Amendment Consent Letter”). Capitalized terms not defined in this Severance Plan Amendment Consent Letter will have the meaning assigned to them in the Plan.
Reference is made to Section 11 of the Plan (with such section reference as in effect prior to the Amendments), which provides that the Plan may not be amended to reduce the amount of the Severance Benefit payable to a Covered Executive or to restrict the Covered Executive’s eligibility for a Severance Benefit, after such individual becomes a Covered Executive, without such Covered Executive’s written consent.
The material Amendments to the Plan that the Committee approved in 2025, which you would be consenting to by signing this Severance Plan Amendment Consent Letter, include the following:

●The “Involuntary Termination” definition has been expanded to include a termination of the Covered Executive’s employment with the Company for Good Reason outside of a Change in Control Protection Period. The “Good Reason” definition has been adjusted to include a section that sets forth “Good Reason” triggers that apply outside of a Change in Control Protection Period.
oPrior to the Amendments, an “Involuntary Termination” would not be triggered by Good Reason outside of a Change in Control Protection Period.
●The formula for determining Severance Pay for a Non-CIC Involuntary Termination has been changed as follows:
B-1

Exhibit 10.3

oFormula effective upon the Amendments: Two times the sum of the Covered Executive’s (x) Base Salary plus (y) Target Bonus.
oFormula prior to Amendments: 1 times the sum of the Covered Executive’s (x) Base Salary plus (y) Target Bonus plus (z) Target Annual LTI Opportunity.
●If the Covered Executive experiences a Non-CIC Involuntary Termination, they will remain eligible to receive the Pro Rata Bonus and, following the effectiveness of the Amendments, they will be eligible to receive a cash payment related to the cost of certain employee benefits for 18 months, in accordance with the terms of the Plan.
●The Plan was amended to make clear that a Covered Executive may be entitled to post-termination continued vesting of their equity and equity-based awards following their Retirement, to the extent Retirement Vesting Criteria are met, solely to the extent the applicable award agreements provide for such treatment (with “Retirement” and “Retirement Vesting Criteria” as defined in the Plan and the applicable equity award agreements). Any such post-termination Retirement vesting is generally contingent on the Covered Executive’s continued compliance with the terms of the restrictive covenants in Section 8 of the Plan, including non-competition, non-solicitation, and non-disparagement restrictive covenants.
●Receipt and retention of any Severance Benefits under the Plan will be conditioned on the Covered Executive’s execution of a separation and release agreement that includes, among other things, a waiver and general release of the Company and other releasees from and against any claims under applicable law.
●“Company” was expanded from including Netflix, Inc. and its subsidiaries to also include any parent of Netflix, Inc.

The Plan also reflects certain minor and conforming changes to reflect the passage of time and incorporation of the Amendments described above.
In connection with the Amendments, the Company also intends to make certain changes to the termination-related treatment of certain Company equity awards granted to you, as described in the award amendment letter to which this Severance Plan Amendment Consent Letter is attached. The effectiveness of such changes described in the award amendment letter is contingent on your execution of this Severance Plan Amendment Consent Letter by no later than [insert deadline].
By signing this Severance Plan Amendment Consent Letter in the space provided below and returning it to the Company, you hereby acknowledge and agree to be bound by the terms and conditions of the Plan, including, without limitation, as amended by the Amendments.
(Signature Page Follows)
B-2

Exhibit 10.3

Netflix, Inc.

By
Sergio Ezama
Chief Talent Officer
Netflix, Inc.

ACKNOWLEDGED AND AGREED TO:

Your Name (printed)

Your Signature

Date

B-3